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                                                                    EXHIBIT 23.1

         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in (i) Registration Statement No. 33-54398 on Form S-8; (ii) Registration Statement No. 33-60048 on Form S-8; (iii) Registration Statement No. 33-78348 on Form S-8; (iv) Registration Statement No. 33-88200 on Form S-8; (v) Registration Statement No. 333-00820 on Form S-8; and (vi) Registration Statement No. 333-07515 on Form S-8 of our report dated March 21, 1997 appearing in this Annual Report on Form 10-KSB of Marcum Natural Gas Services, Inc. for the year ended December 31, 1996.


         /S/ DELOITTE & TOUCHE LLP

         DELOITTE & TOUCHE LLP
         Denver, Colorado
         March 25, 1997